Exhibit 3.3B

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                            CERTIFICATE OF FORMATION

                                       OF

                             PENINSULA CASINOS, LLC



      This Certificate of Amendment is being duly executed and filed by the undersigned, as the authorized person for Peninsula Casinos, LLC, a Delaware limited liability company (the "Company"), in order to amend the Certificate of Formation of the Company, dated February 27, 2004, all as provided by Section 18-202 of the Delaware Limited Liability Company Act:

            1. The name of the Company is Peninsula Casinos, LLC.

            2. The Certificate of Formation of the Company is amended to delete the text of clause 1 in its entirety and insert the following text in lieu thereof:

                  "1. The name of the limited liability company formed hereby is
            Peninsula Gaming, LLC."

      IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of the Company as of March 10, 2004.


                                          /s/ Sharon Purcell
                                          ----------------------------------
                                          Sharon Purcell
                                          Authorized Person